                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     FIDUCIARY/CLAYMORE MLP OPPORTUNITY FUND
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       DELAWARE                            20-1923642
                (STATE OF INCORPORATION                 (I.R.S. EMPLOYER
                   OR ORGANIZATION)                    IDENTIFICATION NO.)

                2455 CORPORATE WEST DRIVE
                     LISLE, ILLINOIS                           60187
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)           (ZIP CODE)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), Act please check the following box. /X/

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange and is effective pursuant to General Instruction A.(d), please check the following box. / /

Securities Act registration statement file number to which this form relates:
333-119674

         Securities to be registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS                         NAME OF EACH EXCHANGE ON WHICH
TO BE SO REGISTERED                         EACH CLASS IS TO BE REGISTERED
-------------------                         ------------------------------
Common Shares of Beneficial Interest        New York Stock Exchange

         Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the Registrant's securities to be registered is incorporated by reference to the description contained under the caption "Description of the Shares" in the Registrant's Registration Statement on Form N-2 (Nos. 333-119674 and 811-21652) as filed electronically with the Securities and Exchange Commission (the "Commission") on October 12, 2004 (Accession No. 0000950172-04-002359) ("Registration Statement on Form N-2"), as amended by Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2, as filed with the Commission on November 22, 2004 (Accession No. 0001047469-04-034923), as amended by Pre-Effective Amendment No. 2 to the Registration Statement on Form N-2, as filed with the Commission on December 8, 2004 (Accession No. 0001047469-04-036471), as amended by Pre-Effective Amendment No. 3 to the Registration Statement on Form, as filed with the Commission on December 21, 2004 (Accession No. 0001047469-04-037922) which are incorporated by reference.

ITEM 2. EXHIBITS.

     Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.

                                    SIGNATURE



     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.





                                FIDUCIARY/CLAYMORE MLP
                                OPPORTUNITY FUND



                                By:      /s/ Nicholas Dalmaso
                                         ----------------------------------
                                Name:    Nicholas Dalmaso
                                Title:   Trustee, Chief Legal and Executive
                                         Officer



Date: December 22, 2004